Exhibit 5.1

Sunrise Communications AG Thurgauerstrasse 101b 8152 Glattpark (Opfikon) Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH-8005 Zurich homburger.ch T +41 43 222 10 00

November 22, 2024

Sunrise Communications AG – Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special Swiss counsel to Sunrise Communications AG, a stock corporation (Aktiengesellschaft) incorporated under the laws of Switzerland (the Company), in connection with the filing of a registration statement on Form S-8 (the Registration Statement), to be filed with the United States Securities and Exchange Commission (the SEC) on the date hereof for the purpose of registering under the United States Securities Act of 1933, as amended (the Securities Act), with respect to the registration of an additional 782,772 class A common shares (Namenaktien) of the Company, each with a par value of CHF 0.10 (the Class A Shares or the Shares), which may be delivered pursuant to the Plan (as defined below). As such counsel, we have been requested to give our opinion as to certain legal matters of Swiss law.

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Documents (as defined below).

I.	Basis of Opinion

This opinion is confined to, and given on the basis of, the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any document referred to in the Documents (other than listed below) or any other matter.

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances that are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only reviewed the following documents (collectively the Documents):

(i)	an electronic copy of the Registration Statement;
(ii)	an electronic copy of the Transitional Equity Plan enacted by the Company’s board of directors on August 23, 2024 (the Plan);
(iii)	an electronic copy of the written resolution of the Company’s board of directors dated as of August 23, 2024, enacting the Plan (the Board Resolution);
(iv)	an electronic copy of the articles of association (Statuten) of the Company dated November 8, 2024, notarized by a notary of the Canton of Zurich on November 8, 2024, and as filed with the Commercial Register of the Canton of Zurich on November 8, 2024 (the Articles); and
(v)	an electronic copy of a certified excerpt from the daily registry (Tagesregisterauszug) of the Commercial Register of the Canton of Zurich, dated November 8, 2024 (the Excerpt).

No documents, other than the Documents, have been reviewed by us in connection with this opinion. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.	Assumptions

In rendering the opinion below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, electronic copies) conform to the original;
(b)	all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents;
(c)	all signatures appearing on all original documents or copies thereof which we have examined are genuine;
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(d)	each party to the Documents is a corporation or other legal entity duly organized and validly existing and in good standing (if applicable) under the laws of the jurisdiction of its incorporation and/or establishment and none of the parties to the Documents has passed or, until the issuance of the Shares, will have passed a voluntary winding-up resolution; no petition has been, or, until the issuance of the Shares, will be presented or order made by a court for the winding-up, dissolution, bankruptcy or administration of any party; and no receiver, trustee in bankruptcy, administrator or similar officer has been or, until the issuance of the Shares, will have been appointed in relation to any of the parties or any of their assets or revenues;
(e)	to the extent relevant for purposes of this opinion, any and all information contained in the Documents is and will be true, complete and accurate at all relevant times;
(f)	no laws (other than those of Switzerland) affect any of the conclusions stated in this opinion;
(g)	the Registration Statement has been filed by the Company and has become and/or declared effective;
(h)	the filing of the Registration Statement with the SEC has been authorized by all necessary actions under all applicable laws other than Swiss law;
(i)	the Registration Statement, the Excerpt and the Articles are unchanged, correct, complete and up-to-date and in full force and effect as of the date hereof and no changes have been made which should have been or should be reflected in the Registration Statement, the Excerpt and the Articles, as the case may be, as of the date hereof;
(j)	the Board Resolution (i) has been duly resolved in a meeting duly convened and otherwise in the manner set forth therein, (ii) has not been amended and (iii) is in full force and effect;
(k)	the Plan has not been rescinded or amended and is in full force and effect;
(l)	prior to the issuance of any Shares, the board of directors of the Company will have duly authorized the issuance of any options or similar instruments on Shares and, if necessary, will have validly excluded the pre-emptive rights of the existing shareholders for purposes of offering the Shares under the Plan as contemplated in the Registration Statement, and such authorization and exclusion will not have been amended and will be in full force and effect until the issuance of all Shares;
(m)	all Shares issued out of the conditional share capital of the Company (the Conditional Share Capital) have been or will be listed on the SIX Swiss Exchange in accordance with applicable laws and regulations;
(n)	all Shares are issued and sold in the manner referred to in the Plan and pursuant to the agreements accompanying the Plan;
(o)	the exercise notices with respect to Shares issued out of the Conditional Share Capital will be duly made and delivered in accordance with Swiss law and the Plan;
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(p)	to the extent the Company issues Shares against cash, the performance of the contribution in money shall be made at a banking institution subject to the Swiss Federal Act on Banks and Savings Banks of November 8, 1934, as amended;
(q)	the Company has not entered and will not enter into any transaction which could be construed as repayment of share capital (Einlagenrückgewähr) and has not undertaken and will not undertake an acquisition in kind (Sacheinlage) without complying with the formal procedure set forth in article 634 of the Swiss Code of Obligations; and
(r)	all authorizations, approvals, consents, licenses, exemptions, other than as required by mandatory Swiss law applicable to the Company or the Articles, and other requirements for the filing of the Registration Statement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement have been duly obtained or fulfilled in due time and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied.
III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof:

1.	The Company is a corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland with all requisite corporate power and authority to enter into, to perform and to conduct its business as described in the Articles.
2.	The Company’s share capital registered in the Commercial Register of the Canton of Zurich amounts to CHF 7,235,743.36, divided into 69,759,702 Class A Shares and 25,977,316 Class B Shares. Such Shares have been validly issued, fully paid as to their par value and are non-assessable.
3.	The Shares that may be issued from the Conditional Share Capital, if and when such Shares are issued pursuant to the Articles, the Plan, the agreements accompanying the Plan and registered with the Commercial Register of the Canton of Zurich, and after the par value for such Shares has been paid-in in cash or by way of set-off, and entered into the Company’s book of uncertificated securities, will be validly issued, fully paid as to their par value and non-assessable.
IV.	Qualifications

The above opinions are subject to the following qualifications:

(a)	The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.
(b)	The exercise of voting rights and rights related thereto with respect to any Shares is only permissible after registration in the Company’s share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles.
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(c)	We express no opinion as to whether the Registration Statement is accurate, true, correct, complete or not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement provides sufficient information for investors to reach an informed assessment of the Company, any companies within the Company’s consolidation perimeter and the Ordinary Shares.
(d)	Notwithstanding or irrespective of registration of the capital increase with the Commercial Register of the Canton of Zurich, the underlying shareholders’ resolutions may be challenged by a dissenting shareholder of the Company or others in court or otherwise.
(e)	When used in this opinion, the term “non-assessable” means that no further contributions have to be made by the relevant holder of the shares.
(f)	When used in this opinion, the term “validly issued” means that the issuance of the Shares is valid between the Company and the party in whose name the Shares have been subscribed to. With regard to any third parties, the issuance of the Shares will only be valid on the business day in Switzerland following the day of publication of the revised articles of association of the Company reflecting the newly issued Shares in the Swiss Official Gazette of Commerce.
(g)	We express no opinion as to regulatory matters or as to any commercial, accounting, calculating, tax, auditing or other non-legal matter.

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

Sincerely yours
Homburger AG

/s/ Andreas Müller

Andreas Müller

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